UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2013
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Washington Real Estate Investment Trust (“WRIT”) has entered into four separate purchase and sale agreements with Harrison Street Real Estate Capital, LLC. The four agreements, taken together, are expected to effectuate the sale of WRIT’s entire medical office portfolio, consisting of 17 medical office assets, and two office assets, 6565 Arlington Boulevard and Woodholme Center (both of which have significant medical office tenancy), encompassing in total approximately 1.5 million square feet. The assets to be sold also include land held for development at 4661 Kenmore Avenue. The sales prices under the four agreements aggregate to $500,750,000.

As noted above, the dispositions consist of four independent transactions, each of which will close pursuant to a separate purchase and sale agreement. The projected closing dates under Purchase and Sale Agreement #1 and Purchase and Sale Agreement #2 are both November 12, 2013 and the outside closing dates under Purchase and Sale Agreement #3 and Purchase and Sale Agreement #4 are both January 31, 2014. The deposits under the four agreements aggregate to $15,000,000.

The properties and purchase prices under each of the purchase and sale agreements are as follows:

Purchase and Sale Agreement #1 ($303,354,090):

1.	2440 M Street
2.	Alexandria Professional Center
3.	8301 Arlington Boulevard
4.	6565 Arlington Boulevard
5.	Ashburn Farm Office Park I
6.	Ashburn Farm Office Park II
7.	Ashburn Farm Office Park III
8.	CentreMed I and II
9.	Sterling Medical Office Building
10.	19500 at Riverside Office Park (formerly Lansdowne Medical Office Building)
11.	Shady Grove Medical Village II
12.	9707 Medical Center Drive
13.	15001 Shady Grove Road
14.	15005 Shady Grove Road
15.	Woodholme Center
16.	Woodholme Medical Office Building

Purchase and Sale Agreement #2 ($3,835,348):

1.	4661 Kenmore Avenue (undeveloped land)

Purchase and Sale Agreement #3 ($78,998,212):

1.	Woodburn Medical Park I
2.	Woodburn Medical Park II

Purchase and Sale Agreement #4 ($114,562,350):

1.	Prosperity Medical Center I and II
2.	Prosperity Medical Center III

The foregoing description of the purchase and sale agreements does not purport to be complete and is qualified in its entirety by reference to the purchase and sale agreements, copies of which are filed as Exhibits 10.49 to 10.52 hereto and are incorporated herein by reference. The purchase and sale agreements are subject to closing conditions and other terms and conditions customary for real estate transactions. The purchase and sale agreements contain representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person.

The assertions embodied in those representations and warranties were made solely for the purposes of the purchase and sale agreements and are subject to important qualifications and limitations agreed to by and between the WRIT and the other parties thereto in connection with negotiating the purchase and sale agreements. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

Item 7.01. Regulation FD Disclosure.

A press release issued by WRIT on September 30, 2013 regarding the contracts to sell the medical office portfolio is attached as Exhibit 99.1. This information is being furnished pursuant to Item 7.01 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

10.49
Purchase and Sale Agreement, dated as of September 27, 2013, for 2440 M Street, Alexandria Professional Center, 8301 Arlington Boulevard, 6565 Arlington Boulevard, Ashburn Farm Office Park I, II and III, CentreMed I and II, Sterling Medical Office Building, 19500 at Riverside Office Park, Shady Grove Medical Village II, 9707 Medical Center Drive, 15001 and 15005 Shady Grove Road, Woodholme Center, and Woodholme Medical Office Building

10.50	Purchase and Sale Agreement, dated as of September 27, 2013, for 4661 Kenmore Avenue
10.51	Purchase and Sale Agreement, dated as of September 27, 2013, for Woodburn Medical Park I and II
10.52	Purchase and Sale Agreement, dated as of September 27, 2013, for Prosperity Medical Center I, II and III
99.1	Press release issued September 30, 2013 regarding the contracts to sell the medical office portfolio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting, Administration and Corporate Secretary

October 3, 2013
(Date)

EXHIBIT INDEX

Exhibit Number	Description

10.49
Purchase and Sale Agreement, dated as of September 27, 2013, for 2440 M Street, Alexandria Professional Center, 8301 Arlington Boulevard, 6565 Arlington Boulevard, Ashburn Farm Office Park I, II and III, CentreMed I and II, Sterling Medical Office Building, 19500 at Riverside Office Park, Shady Grove Medical Village II, 9707 Medical Center Drive, 15001 and 15005 Shady Grove Road, Woodholme Center, and Woodholme Medical Office Building

10.50	Purchase and Sale Agreement, dated as of September 27, 2013, for 4661 Kenmore Avenue
10.51	Purchase and Sale Agreement, dated as of September 27, 2013, for Woodburn Medical Park I and II
10.52	Purchase and Sale Agreement, dated as of September 27, 2013, for Prosperity Medical Center I, II and III
99.1	Press release issued September 30, 2013 regarding the contracts to sell the medical office portfolio